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                                                                Exhibit 1(A1)(a)


                                   RESOLUTIONS


1. BE IT RESOLVED, that Provident Mutual Life Insurance Company of Philadelphia, pursuant to the provisions of Section 406.2 of the Pennsylvania Insurance Code hereby establishes a separate account designated Provident Mutual Variable Growth Separate Account (Account);

      FURTHER RESOLVED, that the President, a Vice President, Secretary, Treasurer or Assistant Secretary each be authorized to take all necessary and appropriate action to accomplish the registration of the Account as an investment company under the Investment Company Act of 1940 and the registration of the variable life insurance policies issued in connection with the Account as securities under the Securities Act of 1933, and to take all action necessary to comply with the Acts, including but not limited to the execution and filing of registration statements and amendments thereto, applications for exemptions from the provisions of the Acts as may be necessary or desirable, and agreements for the management of the Account and for the distribution of variable life insurance policies carrying an interest in the Account assets;

      FURTHER RESOLVED, that the President or a Vice President be and hereby are authorized to adopt Rules and Regulations for the administration of the Account;

      FURTHER RESOLVED, that the President or a Vice President be, and hereby are, authorized to take all necessary and appropriate action to effect an agreement with the Market Street Fund, Inc., for the provision of services to the Account.

2. BE IT RESOLVED, that Provident Mutual Life Insurance Company of Philadelphia pursuant to the provisions of Section 406.2 of the Pennsylvania Insurance Code hereby establishes a separate account designated Provident Mutual Variable Bond Separate Account (Account);

      FURTHER RESOLVED, that the President, a Vice President, Secretary, Treasurer or Assistant Secretary each be authorized to take all necessary and appropriate action to accomplish the registration of the Account as an investment company under the Investment Company Act of 1940 and the registration of the variable life insurance policies issued in connection with the Account as securities under the Securities Act of 1933, and to take all action necessary to comply with the Acts, including but not limited to the execution and filing of registration statements and amendments thereto, applications for exemptions from the provisions of the Acts as may be necessary or desirable, and agreements for the management of the Account and for the distribution of variable life insurance policies carrying an interest in the Account assets;
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      FURTHER RESOLVED, that the President or a Vice President be and hereby are authorized to adopt Rules and Regulations for the administration of the Account;

      FURTHER RESOLVED, that the President or a Vice President be, and hereby are, authorized to take all necessary and appropriate action to effect an agreement with the Market Street Fund, Inc., for the provision of services to the Account.

3. BE IT RESOLVED, that Provident Mutual Life Insurance Company of Philadelphia, pursuant to the provisions of Section 406.2 of the Pennsylvania Insurance Code hereby establishes a separate account designated Provident Mutual Variable Money Market Separate Account (Account);

      FURTHER RESOLVED, that the President, a Vice President, Secretary, Treasurer or Assistant Secretary each be authorized to take all necessary and appropriate action to accomplish the registration of the Account as an investment company under the Investment Company Act of 1940 and the registration of the variable life insurance policies issued in connection with the Account as securities under the Securities Act of 1933, and to take all action necessary to comply with the Acts, including but not limited to the execution and filing of registration statements and amendments thereto, application for exemptions from the provisions of the Acts as may be necessary or desirable, and agreements for the management of the Account and for the distribution of variable life insurance policies carrying an interest in the Account assets;

      FURTHER RESOLVED, that the President or a Vice President be and hereby are authorized to adopt Rules and Regulations for administration of the Account;

      FURTHER RESOLVED; that the President or a Vice President be, and hereby are, authorized to take all necessary and appropriate action to effect an agreement with the Market Street Fund, Inc., for the provision of services to the Account.

4. BE IT RESOLVED, that Provident Mutual Life Insurance Company of Philadelphia, pursuant to the provisions of Section 406.2 of the Pennsylvania Insurance Code hereby establishes a separate account designated Provident Mutual Variable Managed separate Account (Account);

      FURTHER RESOLVED, that the President, a Vice President, Secretary, Treasurer or Assistant Secretary each be authorized to take all necessary and appropriate action to accomplish the registration of the Account as an investment company under the Investment Company Act of 1940 and the registration of the variable life insurance policies issued in connection with the Account as securities under the Securities Act of 1933, and to take all the action necessary to comply with the Acts, including but not limited to execution and filing of registration statements and amendment's thereto, applications for exemptions from the provisions of the Acts as may be necessary or desirable, and agreements for the management of the Account
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      and for the distribution of variable life insurance policies carrying an interest in the Account assets;

      FURTHER RESOLVED, that the President or a Vice President be and hereby are authorized to adopt Rules and Regulations for the administration of the Account;

      FURTHER RESOLVED, that the President or a Vice President be, and hereby are, authorized to take all necessary and appropriate action to effect an agreement with the Market Street Fund, Inc., for the provision of services to the Account.

5. BE IT RESOLVED, that Provident Mutual Life Insurance Company of Philadelphia, pursuant to the provisions of Section 406.2 of the Pennsylvania Insurance Code hereby establishes a separate account designated Provident Mutual Variable Zero Coupon Bond Separate Account (Account);

      FURTHER RESOLVED, that the President, a Vice President, Secretary, Treasurer or Assistant Secretary each be authorized to take all necessary and appropriate action to accomplish the registration of the Account as an investment company under the Investment Company Act of 1940 and the registration of the variable life insurance policies issued in connection with the Account as securities under the Securities Act of 1933, and to take all action necessary to comply with the Acts, including but not limited to the execution and filing of registration statements and amendments thereto, applications for exemptions from the provisions of the Acts as may be necessary or desirable, and agreements for the management of the Account and for the distribution of variable life insurance policies carrying an interest in the Account assets;

      FURTHER RESOLVED, that the President or a Vice President be and hereby are authorized to adopt Rules and Regulations for the administration of the Account;

      FURTHER RESOLVED, that the President or a Vice President be, and hereby are, authorized to take all necessary and appropriate action to effect an agreement with Merrill, Lynch, Pierce, Fenner & Smith for the provision of services to the Account.

6. BE IT RESOLVED, that the following standards of conduct with respect to investments of the above variable life insurance Separate Accounts and variable life insurance operations are hereby adopted:

      Unless otherwise approved in writing by the insurance commissioner of the applicable state in advance of the transaction, with respect to variable life insurance Separate Accounts, the Company shall not:

      1. Sell to, or purchase from, any such Separate Account established by the company any securities or other property, other than variable life insurance policies.
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      2.    Purchase, or allow to be purchased, for any such Separate Account, any securities of which the Company or an affiliate is the issuer.

      3. Accept any compensation, other than a regular salary or wages from the Company or affiliate, for the sale or purchase of securities to or from any such Separate Account other than as provided by law.

      4. Engage in any joint transaction, participation or common undertaking whereby the Company or an affiliate participates with such a Separate Account in any transaction in which the Company or any of its affiliates obtain an advantage in the price or quality of the item purchased, in the service received, or in the cost of such service or is disadvantaged in any of these respects by the same transaction.

      5. Borrow money or securities from any such Separate Account other than under a policy loan provision.